SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                                FORM 8-K

                            CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 15, 1999

                                  VAIL BANKS, INC.
              ------------------------------------------------------
              (Exact name of Registrant as Specified in its Charter)


        Colorado                      000-25081           84-1250561
------------------------------------------------------------------------
(State or other Jurisdiction of    (Commission File    (IRS Employer
Incorporation or Organization)          Number)      Identification No.)


          108 S. Frontage Road West
          Suite 101
          Vail, Colorado                             81657
     -------------------------------------------------------
     (Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code:  (970) 476-2002

                        Not applicable
-------------------------------------------------------------
(Former name or former address, if changed since last report)

ITEM 4.   CHANGE IN REGISTRANTS CERTIFYING ACCOUNTANTS

     On January 15, 1999, the Audit Committee of the Board of Directors of Vail Banks, Inc. (the "Company") approved the dismissal of Fortner Bayens Levkulich & Co., P.C. and the hiring of KPMG Peat Marwick LLP. The decision to dismiss Fortner Bayens Levkulich & Co., P.C. by the Audit Committee was based on the need to hire a larger accounting firm to meet the Company's needs since its initial public offering in December, 1998.

     The reports of Fortner, Bayens, Levkulich & Co., P.C. on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 1996 and December 31, 1997, and in the subsequent interim period, there were no disagreements with Fortner, Bayens, Levkulich & Co., P.C. on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of Fortner, Bayens, Levkulich & Co., P.C., would have caused Fortner, Bayens, Levkulich & Co., P.C. to make reference to the matter in their report.

     During the two most recent fiscal years of the Company and through January 15, 1999, the Company did not consult with KPMG Peat Marwick LLP on matters (i) regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company's financial statements, or (ii) which concerned the subject matter of a disagreement or event identified in response to paragraph (a) (1) (iv) of Item 304 of Regulation S-B with the former auditor.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
          AND EXHIBITS

     Exhibit 16.  Letter from Fortner, Bayens, Levkulich & Co., P.C.

                                  SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   VAIL BANKS, INC.




                                    /s/ Joseph S. Dillon
                                   By:  Joseph S. Dillon, Senior
                                      Executive Vice President and
                                      Chief Financial Officer



                                            January 21, 1999
                                            ----------------
                                                   Date